Exhibit 10.8

THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT AND GUARANTY

THIS THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT AND GUARANTY (this “Amendment”), dated as of May 29, 2020, by and among VIANT TECHNOLOGY LLC, a Delaware limited liability company (“Viant Tech”), VIANT US LLC, a Delaware limited liability company (“Viant US”), ADELPHIC LLC, a Delaware limited liability company (“Adelphic”), MYSPACE LLC, a Delaware limited liability company (“Myspace” and, together with Viant Tech, Viant US and Adelphic the “Borrowers”, and each a “Borrower”), the Persons which are party to the Credit Agreement as lenders (collectively, the “Lenders” and each individually a “Lender”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for the Lenders (PNC, in such capacity, the “Agent”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A. The Lenders, the Agent and the Borrowers have previously entered into that certain Revolving Credit and Security Agreement and Guaranty, dated as of October 31, 2019, as amended by that certain First Amendment to Revolving Credit and Security Agreement and Guaranty dated as of April 13, 2020 and as further amended by that certain Second Amendment to Revolving Credit and Security Agreement and Guaranty dated as of April 30, 2020 (as amended, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower.

B. The Borrowers have requested that Agent and the Lenders amend the Credit Agreement on the terms and conditions set forth herein.

C. The Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement or any Other Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement. Section 9.7 of the Credit Agreement is hereby amended and restated to read as follows:

9.7. Annual Financial Statements. Furnish to Agent and Lenders within one hundred eighty (180) days in the case of the fiscal year ended December 31, 2019 and within one hundred twenty (120) days (and exercise best efforts to furnish to Agent and Lenders within ninety (90) days) after the end of each fiscal year of Viant thereafter, financial statements of Viant and its Subsidiaries on a consolidated basis and on a consolidating basis as to any non-Loan Party Subsidiaries of Viant, including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Viant and satisfactory to Agent (the “Accountants”). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any Other Document or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth the Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.11 hereof. In addition, the reports shall be accompanied by a Compliance Certificate.

2. Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction, as determined by Agent, of the following conditions.

(a) Amendment. Agent shall have received this Amendment fully executed by each Person signatory hereto in form and substance reasonably satisfactory to Agent.

(b) Representations and Warranties. The representations and warranties set forth herein must be true and correct in all material respects (or in all respects in the case of any representation and warranty which, by its terms, is qualified as to materiality) on and as of the date hereof as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation and warranty shall be true and correct as of such specified date).

(c) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as required by Agent.

3. Representations and Warranties. Each Loan Party represents and warrants as follows:

(a) Authority. Such Loan Party has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder and under the Credit Agreement (as amended hereby) and Other Documents. This Amendment has been duly executed and delivered by each Loan Party, and this Amendment together with the Credit Agreement (as amended hereby) and the Other Documents to which it is a party, constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment, together with the Credit Agreement (as amended hereby) and the Other Documents, to which it is a party (i) are within such Loan Party’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Loan Party’s Organizational Documents or of any Material Contract to which such Loan Party is a party or by which such Loan Party is bound, including the Subordinated Indebtedness Documents and any Permitted Acquisition Documents, (ii) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, except as could not reasonably be expected to result in a Material Adverse Effect, (iii) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 to the Credit Agreement, all of which will have been duly obtained, made or compiled prior to the date hereof and which are in full force and effect, except such consents the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect, and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any Material Contract, including the Subordinated Indebtedness Documents and any Permitted Acquisition Documents.

(b) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Credit Agreement (as amended or modified hereby), the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Amendment, the Credit Agreement (as amended or modified hereby), the Other Documents or any related agreement, are true and correct in all material respects (or in all respects in the case of any representation and warranty which, by its terms, is qualified as to materiality) on and as of the date hereof as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation and warranty shall be true and correct as of such specified date).

(c) No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

4. Choice of Law. This Amendment, and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York.

5. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any such signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

6. Reference to and Effect on the Credit Agreement and Other Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to, as applicable, “the Credit

Agreement”, “thereof,” words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended by this Amendment.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent and/or the Lenders under the Credit Agreement or any of the Other Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Other Documents.

(c) To the extent that any terms and conditions in any of the Other Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement or any Other Document, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

7. Ratification. Except as specifically amended pursuant to this Amendment, the Credit Agreement and all Other Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed by each Loan Party and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto to Agent and the Lenders.

8. Estoppel. To induce Agent and the Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Credit Agreement, each Loan Party hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of any Loan Party as against Agent, any Lender or any other Secured Party with respect to the Obligations, the Credit Agreement or any Other Document.

9. Entire Understanding. This Amendment, together with the Credit Agreement, contain the entire understanding between each Loan Party, Agent and Lenders and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, signed by the respective officers of each Loan Party signatory hereto (or by Borrowing Agent on their behalf), Agent and each Lender (subject to the provisions of Section 16.2(b) of the Credit Agreement). Neither this Amendment, nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Amendment and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Amendment.

10. Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof and thereof shall not be invalidated thereby and shall be given effect so far as possible.

11. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the

Lenders to waive any of their respective rights and remedies under the Credit Agreement or any Other Document, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:	VIANT TECHNOLOGY LLC

	By:	/s/ Timothy C. Vanderhook
	Name:	Timothy Vanderhook
	Title:	Chief Executive Officer

VIANT US LLC

	By:	/s/ Timothy C. Vanderhook
	Name:	Timothy Vanderhook
	Title:	Chief Executive Officer

ADELPHIC LLC

	By:	/s/ Timothy C. Vanderhook
	Name:	Timothy Vanderhook
	Title:	Chief Executive Officer

MYSPACE LLC

	By:	/s/ Timothy C. Vanderhook
	Name:	Timothy Vanderhook
	Title:	Chief Executive Officer

Signature Page to Third Amendment to Revolving Credit and Security Agreement and Guaranty

AGENT AND SOLE LENDER	PNC BANK, NATIONAL ASSOCIATION,

	By:	/s/ Albert Sarkis
	Name:	Albert Sarkis
	Title:	Senior Vice President

Signature Page to Third Amendment to Revolving Credit and Security Agreement and Guaranty